EXHIBIT 10.9
LENNOX INTERNATIONAL INC.
2009 Long-Term Incentive Award Agreement
Non-Employee Directors
          THIS AGREEMENT (“Agreement”) is made as of the December 11, 2008 (the “Award Date”), by and between Lennox International Inc., a Delaware corporation (the “Company”), and «First» «Last» (“Participant”).
          The Company has adopted the 1998 Incentive Plan of Lennox International Inc. (the “Plan”), a copy of which is attached hereto as Exhibit A and made a part hereof, for the benefit of eligible employees, directors, consultants and other independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan.
          Pursuant to the Plan, the Compensation and Human Resources Committee (the “Committee”), which has been assigned responsibility for administering the Plan, has determined that it is in the interest of the Company and its stockholders to make the awards provided herein in order to encourage Participant to remain a director of the Company, to increase Participant’s personal interest in the continued success and progress of the Company and to foster and enhance the long-term profitability of the Company for the benefit of its shareholders by offering the incentive of long-term rewards.
          The Company and Participant therefore agree as follows:
     1. Grant of Awards. Subject to the terms and conditions herein, the Company grants to the Participant:
          RSU Award — for the period beginning on December 12, 2008 and ending on December 12, 2011 (the “Retention Period”), an award of «Units» units of restricted Common Stock (the “RSU Award”).
     2. Conditions for Vesting and Exercise.
          RSU Award — Subject to paragraphs 5 and 6 herein, at the end of the Retention Period, the RSU Award shall vest and be distributed to the Participant (the “RSU Earned Awards”).
     3. Method and Time of Payment.
          RSU Awards — RSU Earned Awards shall be paid as soon as practicable following the end of the Retention Period. RSU Earned Awards shall be paid in whole shares of Common Stock. Subject to the withholding referred to in paragraph 4 herein, the Company shall deliver to Participant certificates issued in Participant’s name for the number of shares to be issued to Participant.

     4. Withholding for Taxes. Participant acknowledges and agrees that the Company may deduct from the shares of Common Stock otherwise deliverable in connection with a RSU Earned Award, a number of whole shares of Common Stock (valued at their Fair Market Value on the date of distribution for a RSU Earned Award) that is at least equal to the minimum statutory amount of all Federal, state and local taxes required to be withheld by the Company in connection with such delivery, as determined by the Company.
     5. Termination of Directorship. If Participant’s directorship with the Company is terminated for any reason (other than “For Cause” or performance as determined by a majority of the remaining directors) prior to the expiration of the Retention Period, the RSU Award shall become fully vested and be distributed to the Participant. “For Cause” as used in this Agreement shall mean (i) any violation by Participant of the Company’s written policies as they may exist or be created or modified from time to time in the future; (ii) any state or federal criminal conviction, including, but not limited to, entry of a plea of nolo contendere or deferred adjudication upon a felony or misdemeanor charge; (iii) the commission by Participant of any material act of misconduct or dishonesty; (iv) any intentional or grossly negligent action or omission to act which breaches any covenant, agreement, condition or obligation contained in any written Agreement with the Company; or (v) acts that in any way have a direct, substantial, and adverse effect on the Company’s reputation.
     6. Change of Control. Notwithstanding any other provision contained in this Agreement, upon the occurrence of a Change of Control, RSU Awards shall become fully vested and be distributed to the Participant.
     7. Nontransferability of Award. During Participant’s lifetime, a RSU Award is not transferable (voluntarily or involuntarily) other than pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, are payable only to Participant or Participant’s court appointed legal representative. Participant may designate a beneficiary or beneficiaries to whom the benefits of the RSU Award shall pass upon Participant’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company or its designee, provided that no such designation shall be effective unless so filed prior to the death of Participant. If no such designation is made or if the designated beneficiary does not survive Participant’s death, the benefits of RSU Award shall pass by will or the laws of descent and distribution.
     8. No Stockholder Rights. Participant shall not be deemed for any purpose, including voting rights and dividends, to be, or to have any of the rights of, a stockholder of the Company with respect to any shares or units of Common Stock as to which this Agreement relates until such shares shall have been issued to Participant by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 15 of the Plan.
     9. Adjustments. As provided in Section 13 of the Plan, certain adjustments may be made to shares of Common Stock upon the occurrence of events or circumstances described in Section 13 of the Plan.

     10. Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, Participant agrees that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock may be listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
     11. Notice. Unless the Company notifies Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:
Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080
or (b) sent by first class mail, postage prepaid and addressed as follows:
Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080
Any notice or other communication to Participant with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Participant’s address as listed in the records of the Company on the Award Date, unless the Company has received written notification from Participant of a change of address.
     12. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 6 of the Plan. Without limiting the generality of the foregoing, without the consent of Participant:
     (a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Participant or surrender any right or power reserved to or conferred upon the Company in this Agreement; subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Participant with respect to the RSU Award evidenced hereby without the Participant’s consent, (iii) to make changes to the number of shares of Common Stock subject to Participant’s RSU Award; or (iv)

to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or to the interpretation of, any law or governmental rule or regulation, including any applicable Federal or state securities laws; and
     (b) subject to Section 6 of the Plan and any required approval of the Company’s stockholders, the RSU Award evidenced by this Agreement may be canceled by the Committee and a new RSU Award made in substitution therefore, provided that the RSU Award so substituted shall satisfy all requirements of the Plan as of the date such new RSU Award is made and no such action shall adversely affect a RSU Award without Participant’s consent.
     13. Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between Participant and the Company or any Subsidiary.
     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
     15. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the RSU Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     16. Rules by Committee. The rights of Participant and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
     17. Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:
     (a) “Beneficial Owner” shall mean, with reference to any securities, any Person if:
     (i) such Person is the “beneficial owner” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) of such securities; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
     (ii) such Person is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than an Exempt Person) that beneficially owns such securities;
provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.
     (b) “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
     (i) Any Person (other than an Exempt Person) shall become the Beneficial Owner of 35% or more of the shares of Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change in Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 35% or more of the shares of Common Stock or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;
     (ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;
     (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (x), the first proviso in subsection (i) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or
     (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (y)(A), the first proviso in subsection (i) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.
     (c) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
     (d) “Disability” shall mean permanently disabled (completely unable to perform Participant’s duties as defined in the benefit plans of the Company).
     (e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (f) “Exempt Person” shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.
     (g) “Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.
     (h) “Fair Market Value” means the fair market value of a share of Common Stock as most recently fixed and determined (prior to the date of the event giving rise to the use and application of such term) as follows: (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.
     (i) “Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

     (k) “Subsidiary” mean, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).
     (l) “Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).
     18. Entire Agreement. Subject to the provisions of any applicable written employment agreement between Participant and the Company or any Subsidiary, Participant and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the RSU Award and replaces and makes null and void any prior agreements, oral or written, between Participant and the Company regarding the RSU Award.
     19. Participant Acceptance. Participant shall signify acceptance of the terms and conditions of this Agreement by electronic signature or by signing in the space provided at the end hereof and returning a signed copy to the Company.

LENNOX INTERNATIONAL INC.
By:
Name:
Title:

ACCEPTED:

Signed:
«First» «Last»

Date:
«Date»